EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Waterstone Financial, Inc. of our report dated March 13, 2020, relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting of Waterstone Financial, Inc. and Subsidiaries, appearing in the Annual Report on Form 10-K of Waterstone Financial, Inc. for the year ended December 31, 2019.

/s/ RSM US LLP

Chicago, Illinois
October 1, 2020